UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2014

Autobytel Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 13, 2014, Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”), entered into a Second Amendment to Loan Agreement (“Credit Facility Amendment”) with Union Bank, N.A. (“Union Bank”), amending the Company’s existing Loan Agreement with Union Bank initially entered into on February 26, 2013, and amended on September 10, 2013 (the existing Loan Agreement, as amended to date, is referred to herein collectively as the “Credit Facility Agreement”).  The Credit Facility Amendment provides for (i) a new $9.0 million term loan (“Term Loan”); and (ii) amendments to the Company’s existing $8.0 million working capital revolving line of credit (“Revolving Loan”).
The Term Loan is amortized over a period of four (4) years, with fixed quarterly principal payments of $562,500.  Borrowings under the Term Loan or under the Revolving Loan will bear interest at either (i) the bank’s Reference Rate (prime rate) minus 0.50% or (ii) the London Interbank Offering Rate (“LIBOR”) plus 2.50% (an increase under the existing Revolving Loan from 1.50%), at the option of the Company. Interest under both the Term Loan and the Revolving Loan adjust (i) at the end of each LIBOR rate period (1, 2, 3, 6 or 12 months terms) selected by the Company, if the LIBOR rate is selected; or (ii) with changes in Union Bank’s Reference Rate, if the Reference Rate is selected.  The Company also pays a commitment fee of 0.10% per year on the unused portion of the Revolving Loan payable quarterly in arrears.  Borrowings under the Term Loan and the Revolving Loan are secured by a first priority security interest on all of the Company’s personal property (including, but not limited to, accounts receivable) and proceeds thereof.  The Term Loan matures December 31, 2017, and the maturity date of the Revolving Loan was extended from February 28, 2015 to March 31, 2017.  Borrowings under the Revolving Loan may be used as a source to finance capital expenditures, acquisitions and stock buybacks and for other general corporate purposes. Borrowing under the Term Loan is limited to use for the acquisition described under Item 2.01 of this Current Report on Form 8-K, and the Company drew down the entire $9.0 million of the Term Loan, together with $1.0 million under the Revolving Loan, in financing this acquisition. As of January 13, 2014, there was $5,250,000 in borrowings outstanding under the Revolving Loan after giving effect to the foregoing $1.0 million draw down.

The Credit Facility Agreement contains certain customary affirmative and negative covenants and restrictive and financial covenants, including that the Company maintain a minimum consolidated liquidity, quarterly and annual EBITDA and tangible net worth, with which the Company was in compliance as of January 13, 2014. The Credit Facility Agreement also contains representations and warranties of the Company. The assertions embodied in those representations and warranties were made solely for the purposes of the Credit Facility Agreement and may be subject to important qualifications and limitations. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, are subject to a contractual standard of materiality different from that generally applicable to investors, or may be used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, the representations and warranties in the Credit Facility Agreement must not be relied upon as statements of factual information.

The foregoing description of the Credit Facility Agreement is not complete and is qualified in its entirety by reference to the Credit Facility Agreement and amendments thereto, including the Second Amendment to Loan Agreement, and related Commercial Promissory Notes and Security Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and which are hereby incorporated by reference.

The information set forth in Item 2.01 below is hereby incorporated by reference insofar as such information relates to the entry into material definitive agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Purchase Agreement
On January 13, 2014 (“Closing Date”), Autobytel and AutoNation, Inc., a Delaware corporation (“Seller Parent”), and AutoNationDirect.com, Inc., a Delaware corporation and subsidiary of Seller Parent (“Seller”), entered into and consummated a Membership Interest Purchase Agreement (“Purchase Agreement”) pursuant to which Autobytel acquired all of the issued and outstanding membership interests in AutoUSA, LLC, a Delaware limited liability company and a subsidiary of Seller (“AutoUSA”) (the foregoing purchase is referred to herein as the “Purchase Transaction”).  AutoUSA is a (i) lead aggregator purchasing internet-generated automotive consumer leads from third parties and reselling those consumer leads to automotive vehicle dealers; and (ii) reseller of third party products and services to automotive dealers (“Acquired Business”). In connection with the Purchase Transaction, Seller contributed the assets, subject to certain exceptions, used by Seller in the Acquired Business to AutoUSA, and AutoUSA assumed specified liabilities and obligations related to the Acquired Business.
The purchase consideration consisted of: (1) Ten Million Dollars ($10,000,000.00) in cash paid upon the closing of the Purchase Transaction, subject to an adjustment for acquired working capital; (2) convertible debt in the amount of One Million Dollars ($1,000,000.00) payable by the Company to Seller and represented by a convertible subordinated promissory note (“Convertible Note”), providing for a lump sum payment of principal five (5) years after the issuance of the Convertible Note, an interest rate of six percent (6%) per annum and the right of the holder to convert the unpaid principal into 61,200 shares of the Company’s common stock, $0.001 par value (“Company Common Stock”), at a per share conversion price of $16.34, as adjusted for stock splits, stock dividends and other similar events as set forth in the Convertible Note (which conversion price reflected a twenty percent (20%) premium over the closing price of a share of the Company Common Stock on the NASDAQ Stock Market on the Closing Date); and (3) a warrant to purchase up to 69,930 shares of Company Common Stock (“Warrant”), at an exercise price per share of $14.30 (reflecting a five percent (5%) premium over the closing price of a share of the Company Common Stock on the NASDAQ Stock Market on the Closing Date). The number of shares of Company Common Stock that may be issued under the Warrant and the Warrant exercise price are subject to adjustment as set forth in the Warrant. Absent a change in control of the Company, the Convertible Note cannot be converted prior to January 31, 2017, and the Warrant cannot be exercised prior to January 13, 2017.

In connection with the Purchase Transaction, the Company and the Seller entered into a Shareholder Registration Rights Agreement (“Shareholder Agreement”) that provides Seller rights to require the Company to register the shares of Company Common Stock acquired upon conversion of the Convertible Note or exercise of the Warrant under the Securities Act of 1933, as amended, and includes restrictions on transfer and limitations on market trading of these shares. Seller is also prohibited from taking or participating in certain activities that could result in a change in control of the Company. Seller and the Company also entered into an amendment to their existing agreement for the purchase of automotive consumer leads by Seller from the Company to provide new lead volume-based pricing discounts to Seller for a forty (40)-month period and pricing discounts for the Company’s mobile products and the web-based dealer marketing products for which the Company is a reseller. The parties to the Purchase Agreement entered into an agreement to provide to each other certain transition services and arrangements for up to a six (6)-month period, and the Company agreed under the Purchase Agreement to pay or reimburse to Seller up to $500,000 in severance obligations to AutoUSA employees hired by the Company on a transitional basis.

The $10.0 million closing cash payment for the Purchase Transaction was financed through a draw down of the entire $9.0 million Union Bank Term Loan and a $1.0 million draw down under the Union Bank Revolving Loan described in Item 1.01 of this Current Report on Form 8-K.

The Purchase Agreement contains representations, warranties, covenants and conditions that Autobytel believes are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations. The assertions embodied in the Company’s representations and warranties were made solely for the purposes of the Purchase Agreement and may be subject to important qualifications and limitations. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, are subject to a contractual standard of materiality different from that generally applicable to investors, or may be used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement must not be relied upon as statements of factual information.

The foregoing descriptions of the Purchase Agreement, Convertible Note, Warrant and Shareholder Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement, Convertible Note, Warrant and Shareholder Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and which are hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Items 1.01 and 2.01 above are hereby incorporated by reference into this Item 2.03, insofar as such information relates to the creation of direct financial obligations.

Item 9.01	Financial Statements and Exhibits.
        (a)            Financial Statements of Businesses Acquired
To the extent required, the financial statements of the business acquired referenced in Item 2.01 of this Current Report on Form 8-K will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

        (b)            Pro forma Financial Information

To the extent required, pro forma financial information relating to the acquisition referenced in Item 2.01 of this Current Report on Form 8-K will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c)            Exhibits
2.1‡	Membership Interest Purchase Agreement dated as of January 13, 2014 by and among Autobytel Inc., a Delaware corporation, AutoNation, Inc., a Delaware corporation, and AutoNationDirecet.com, Inc., a Delaware corporation
10.1	Convertible Subordinated Promissory Note dated as of January 13, 2014 (Principal Amount $1,000,000.00) issued by Autobytel Inc., a Delaware corporation, to AutoNationDirect.com, Inc., a Delaware corporation
10.2	Warrant to Purchase 69,930 Shares of Autobytel Inc. Common Stock dated as of January 13, 2014 issued by Autobytel Inc., a Delaware corporation, to AutoNationDirect.com, Inc., a Delaware corporation
10.3	Shareholder Registration Rights Agreement dated as of January 13, 2014 by and between Autobytel Inc., a Delaware corporation, and AutoNationDirecet.com, Inc., a Delaware corporation
10.4
Loan Agreement by and between Autobytel Inc., a Delaware corporation, and Union Bank, N.A., a national banking association, dated as of February 26, 2013, as amended by the First Amendment to Loan Agreement dated as of September 10, 2013, and the Second Amendment to Loan Agreement dated as of January 13, 2014, Security Agreement dated January 13, 2014, Commercial Promissory Note dated January 13, 2014 ($9,000,000 Term Loan), and Commercial Promissory Note dated January 13, 2014 ($8,000,000 Revolving Loan)

‡
Certain schedules in this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  Autobytel will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Autobytel may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  January 17, 2014

Autobytel Inc.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.                      Description of Document
2.1‡	Membership Interest Purchase Agreement dated as of January 13, 2014 by and among Autobytel Inc., a Delaware corporation, AutoNation, Inc., a Delaware corporation, and AutoNationDirect.com, Inc., a Delaware corporation
10.1	Convertible Subordinated Promissory Note dated as of January 13, 2014 (Principal Amount $1,000,000.00) issued by Autobytel Inc., a Delaware corporation, to AutoNationDirect.com, Inc., a Delaware corporation
10.2	Warrant to Purchase 69,930 Shares of Autobytel Inc. Common Stock dated as of January 13, 2014 issued by Autobytel Inc., a Delaware corporation, to AutoNationDirect.com, Inc., a Delaware corporation
10.3	Shareholder Registration Rights Agreement dated as of January 13, 2014 by and between Autobytel Inc., a Delaware corporation, and AutoNationDirecet.com, Inc., a Delaware corporation
10.4
Loan Agreement by and between Autobytel Inc., a Delaware corporation, and Union Bank, N.A., a national banking association, dated as of February 26, 2013, as amended by the First Amendment to Loan Agreement dated as of September 10, 2013, and the Second Amendment to Loan Agreement dated as of January 13, 2014, Security Agreement dated January 13, 2014, Commercial Promissory Note dated January 13, 2014 ($9,000,000 Term Loan), and Commercial Promissory Note dated January 13, 2014 ($8,000,000 Revolving Loan)

‡	Certain schedules in this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Autobytel will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Autobytel may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.